UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2019

TEGNA INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	1-6961	16-0442930
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

8350 Broad Street
Suite 2000
Tysons, Virginia		22102-5151
(Address of Principal Executive Offices)		(Zip Code)

(703) 873-6600

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TGNA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01	Regulation FD Disclosure.

Unaudited Financial Results of the Recent Acquisition Companies

The following table sets forth summary historical financial data for the twelve months ended June 30, 2019 for: (i) TEGNA Inc. (the “Company”); (ii) WBNS TV, Inc., the owner of WBNS-TV, the CBS broadcast affiliate in Columbus, OH; VideoIndiana, Inc., the owner of WTHR, the NBC broadcast affiliate, and WALV-CD, the MeTV broadcast affiliate, each located in Indianapolis, IN; and RadiOhio Incorporated, the owner of radio broadcast stations WBNS (AM), WBNS-FM and the Ohio News Network (ONN), each located in Columbus, OH (collectively, the “Dispatch Stations”); WTIC / WCCT in Hartford-New Haven, CT, WPMT in Harrisburg-Lancaster-Lebanon-York, PA, WATN / WLMT in Memphis, TN, WNEP in Wilkes Barre-Scranton, PA, WOI / KCWI in Des Moines-Ames, IA, WZDX in Huntsville-Decatur-Florence, AL, WQAD in Davenport, IA-Rock Island-Moline, IL, KFSM in Ft. Smith-Fayetteville-Springdale-Rogers, AR (collectively, the “Nexstar/Tribune Stations” and the acquisition of the Nexstar/Tribune Stations being referred to collectively as the “Nexstar/Tribune Acquisition”); broadcast stations WTOL in Toledo, Ohio and KWES in Midland Odessa, TX; and multicast networks Justice Network and Quest (such companies and businesses being referred to collectively as the “Recent Acquisition Companies” and the acquisitions of such companies and businesses being referred to collectively as the “Recent Transactions”); and (iii) the Company on a combined basis giving effect to the Recent Transactions as if they were completed as of July 1, 2018. Two of the Recent Transactions occurred prior to June 30, 2019, specifically the acquisitions of the WTOL/KWES broadcast stations (January 2, 2019) and the multicast networks Justice Network and Quest (June 18, 2019). The amounts presented below for the Company include the results of these Recent Transactions subsequent to their acquisition dates. The amounts presented below under “The Recent Acquisition Companies” and “Combined Basis The Company,” assume that the pending Nexstar/Tribune Acquisition is completed.

The summary unaudited historical financial data is derived from the addition of information for the fiscal year ended December 31, 2018 contained in each of the Company’s, Nexstar’s and Tribune’s financial data and the financial data for the other companies and businesses acquired pursuant to the Recent Transactions for the year ended December 31, 2018 and information for the six months ended June 30, 2019 contained in each such company’s or business’ unaudited financial data for the six-month period ended June 30, 2019 and subtracting therefrom information for the six months ended June 30, 2018 contained in such company’s or business’ financial data for the year ended December 31, 2018. These historical results do not necessarily indicate results expected for any future period. This information is only a summary and we assume no responsibility for the accuracy or completeness of the information provided with respect to the Nexstar/Tribune Stations, the Dispatch Stations, or the other companies and businesses acquired pursuant to the Recent Transactions for periods prior to the completion of the acquisition of such company or business. Our independent registered public accounting firm does not express an opinion or any other form of assurance with respect thereto and assumes no responsibility for, and disclaims any association with, this information.

	Twelve months ended June 30, 2019
(In thousands)	(unaudited)
	The Company	The Recent Acquisition Companies (1)	Adjustments (2)	Combined Basis The Company
Advertising & Marketing Services	1,095,939	225,121		1,321,060
Subscription	903,656	147,929		1,051,585
Political	206,231	39,284		245,515
Other	28,971	11,238	(9,249)	30,960

Total Revenues	2,234,797	423,572	(9,249)	2,649,120
Adjusted EBITDA	775,624	138,580	—	914,204

(1)	The financial data for the Recent Acquisition Companies include financial data for the period beginning July 1, 2018 to the date of the Company’s acquisition, which was on January 2, 2019 for the WTOL/KWES broadcast stations and June 18, 2019 for multicast networks Justice Network and Quest. Dispatch was acquired on August 8, 2019, and therefore, the table reflects financial data for the twelve months ended June 30, 2019. The Nexstar/Tribune Acquisition has not been completed and remains pending subject to regulatory approval and customary closing conditions. The Company anticipates that the Nexstar/Tribune Acquisition will be completed in the late third quarter or early fourth quarter of 2019 although there can be no assurance as to whether or when the transaction will be completed. If the Nexstar/Tribune Acquisition is not completed, our as adjusted total long-term debt would be reduced by approximately $740 million and we estimate that our combined basis total leverage ratio under our Credit Agreement as of June 30, 2019 would have been approximately 4.3x. In addition, our gross household reach would be reduced from 38.9% to 35.3% and our total stations would be reduced from 62 stations to 51 stations.
(2)	Adjustment to eliminate revenue recognized by the Company during the pre-acquisition period that would have been considered intercompany had the Justice Network and Quest acquisitions occurred on July 1, 2018.

“Adjusted EBITDA,” a non-GAAP measure, is defined as net income from continuing operations attributable to the Company, the companies and businesses acquired or pending acquisition pursuant to the Recent Transactions, or the Company on a combined basis giving effect to the Recent Transactions as if they were completed as of July 1, 2018, as applicable, before (1) provision for income taxes, (2) interest expense, (3) equity income (loss) in unconsolidated investments, net, (4) other non-operating items, net, (5) severance expense, (6) acquisition-related costs, (7) spectrum repacking reimbursement and other, (8) depreciation and (9) amortization. Management and the Company’s Board of Directors use this non-GAAP measure for purposes of evaluating the Company’s performance. Furthermore, the Leadership Development and Compensation Committee of our Board of Directors uses such measure to evaluate management’s performance. The Company, therefore, believes that the use of this non-GAAP measure provides useful information to investors and other stakeholders by allowing them to view our business through the eyes of management and our board of directors, facilitating comparisons of results across historical periods and focus on the underlying ongoing operating performance of our business.

Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of the limitations are:

•	it does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;

•	it does not reflect changes in, or cash requirements for, our working capital needs;

•	it does not reflect interest expense, or the cash requirements necessary to service interest or principal payments, on our indebtedness;

•	it does not reflect our income tax expense or the cash requirements to pay our taxes; and

•	other companies in our industry may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.

The following table sets forth a reconciliation of Adjusted EBITDA to net income from continuing operations presented in accordance with GAAP for the twelve months ended June 30, 2019 after giving effect to the assumed completion of the Recent Transactions as of July 1, 2018.

(In thousands)	Twelve months ended June 30, 2019
The Company net income from continuing operations (GAAP basis)	$407,575
Plus: Provision for income taxes	106,880
Plus: Interest expense	187,948
Less: Equity (income) in unconsolidated investments, net	(10,896)
Less: Other non-operating items, net (1)	(8,720)

The Company operating income (GAAP basis)	682,787

Plus: Severance expense (2)	8,739
Plus: Acquisition-related costs (2)	9,119
Less: Spectrum repacking reimbursement and other (2)	(16,694)
Plus: Depreciation	58,067
Plus: Amortization	33,606

The Company Adjusted EBITDA (non GAAP basis)	775,624
The Recent Acquisition Companies Adjusted EBITDA(3)	138,580

Adjusted Combined Company Adjusted EBITDA	$914,204

(1)	Other non-operating items, net, primarily include pension plan asset deferred income and losses, tax indemnification reserve adjustments and investment income and losses.
(2)	We believe these adjustments relate to expenses and gains that are not indicative of normal, ongoing operations. While these items may be recurring in nature and should not be disregarded in evaluation of our earnings performance, it is useful to exclude such items when analyzing current results and trends as these items can vary significantly from period to period depending on specific underlying transactions or events that may occur. Therefore, while we may incur or recognize these types of expenses and gains in the future, we believe that removing these items for purposes of calculating the Adjusted EBITDA financial measures provides a more focused presentation of our ongoing operating performance. Severance expense includes payroll and related benefit costs at our stations and corporate headquarters; acquisition-related costs associated with business acquisitions; and spectrum repacking reimbursements and other consists of gains due to reimbursements from the Federal Communications Commission (the “FCC”) for required spectrum repacking and a gain recognized on the sale of real estate.
(3)	Adjusted EBITDA amounts presented above for the Recent Acquisition Companies are based on the historical results of operations of those entities. These amounts are not necessarily indicative of what our results would have been had we completed the acquisitions on July 1, 2018, nor is it reflective of our expected results of operations for any future periods. For example, the historical operating results of these entities include various methods used to allocate centralize operating costs, which include, but are not limited to, allocations pertaining to general corporate overhead costs, technology and employee benefits. The methodologies used to allocate these costs may not be indicative of what the actual level of expense would have been had we owned the entities during the twelve months ended June 30, 2019. Additionally, the Adjusted EBITDA amounts above do not include any adjustments for expected future incremental operating income as a result of expected synergies.

The information included in this Form 8-K is being furnished pursuant to Item 7.01, and such information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be set forth by specific reference in such filing.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEGNA INC.

By:	/s/ Akin S. Harrison
Akin S. Harrison
Senior Vice President, General Counsel and Secretary

Date: September 9, 2019